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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 (No. 333-42481) of our reports dated January 26, 1998, on our audits of the consolidated financial statements and financial statement schedules of Blount International, Inc. and Blount, Inc. as of the last day of December, 1997 and December, 1996 and for the years ended December 31, 1997 and February 29, 1996, and for the ten months ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts."

                                          /s/ COOPERS & LYBRAND L.L.P.
                                            ------------------------------------
                                              COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
June 2, 1998